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                                                                    Exhibit 4.32


                              ASSUMPTION AGREEMENT
                      (DEBT REGISTRATION RIGHTS AGREEMENT)


         ASSUMPTION AGREEMENT, dated as of October 5, 2000 made by each of ANC Information Technology Holding, Inc., a Delaware corporation, ANC Information Technology, Inc., a Delaware corporation, and ANC Information Technology, L.P., a Delaware limited partnership (the "ADDITIONAL GUARANTORS"), in favor of LEHMAN COMMERCIAL PAPER INC., as administrative agent on behalf of the Lenders pursuant to the Loan Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Loan Agreement.

                              W I T N E S S E T H :
                               - - - - - - - - - -


         WHEREAS, ANC Rental Corporation (the "BORROWER") and the Lenders have entered into a Amended and Restated Senior Loan Agreement, dated as of June 30, 2000 (as amended, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT");

         WHEREAS, in connection with the Loan Agreement, the Borrower and certain of its Subsidiaries (other than the Additional Guarantors) have entered into the Debt Registration Rights Agreement, dated as of June 30, 2000 (as amended, supplemented or otherwise modified from time to time, the "DEBT REGISTRATION RIGHTS AGREEMENT"), with Lehman Commercial Paper Inc., as administrative agent; and

         WHEREAS, the Additional Guarantors have agreed to execute and deliver this Assumption Agreement in order to become a party to the Debt Registration Rights Agreement;

         NOW, THEREFORE, IT IS AGREED:

         1. ASSUMPTION OF OBLIGATIONS. By executing and delivering this Assumption Agreement, each of the Additional Guarantors hereby become a party to the Debt Registration Rights Agreement as Subsidiary Guarantors thereunder with the same force and effect as if originally named therein as a Subsidiary Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Subsidiary Guarantor thereunder.


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         2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



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                  IN WITNESS WHEREOF, the undersigned has caused this Assumption
Agreement to be duly executed and delivered as of the date first above written.

                                     ANC INFORMATION TECHNOLOGY
                                     HOLDING, INC.




                                    By: /s/ HOWARD D. SCHWARTZ
                                       ---------------------------------------
                                       Name: Howard D. Schwartz
                                       Title: Sr. Vice President and Secretary

                                    ANC INFORMATION TECHNOLOGY, INC.




                                    By: /s/ HOWARD D. SCHWARTZ
                                       ---------------------------------------
                                       Name: Howard D. Schwartz
                                       Title: Sr. Vice President and Secretary

                                    ANC INFORMATION TECHNOLOGY, L.P.

                                    By:  ANC Information Technology, Inc.,
                                         its general partner



                                    By: /s/ HOWARD D. SCHWARTZ
                                       ---------------------------------------
                                       Name: Howard D. Schwartz
                                       Title: Sr. Vice President and Secretary